UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 1, 2010
RELIANCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	000-52588 (File Number)Commission	43-1823071 (I.R.S. Employer Identification No.)

10401 Clayton Road Frontenac, Missouri	63131
(Address of principal executive offices)	(Zip Code)
(314) 569-7200
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICER; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS.
     On September 1, 2010, Earl G. Lindenberg informed Reliance Bancshares, Inc. (the “Company”) that he was resigning as a member of the Board of Directors of the Company effective immediately. Mr. Lindenberg resigned for personal reasons and there was no disagreement or dispute between Mr. Lindenberg and the Company on any matter relating to the Company’s operations, policies or practices which led to his resignation.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 3, 2010
RELIANCE BANCSHARES, INC.
(Registrant)

By:	/s/ Dale E. Oberkfell

Name:	Dale E. Oberkfell
Title:	Chief Financial Officer